25 Eastmans Road, Parsippany, NJ 07054

Tel. (973) 386-9696 Fax (973) 402-4042

WIRELESS TELECOM GROUP ANNOUNCES

THIRD QUARTER 2019 FINANCIAL RESULTS

NEWS RELEASE

○	Net revenues of $10,812,000 for the quarter
○	Gross Profit of $4,825,000, or 44.6% for the quarter
○	Net loss of $461,000, or ($0.02) per basic and diluted share for the quarter
○	Non-GAAP Adjusted EBITDA of $97,000 for the quarter
○	New customer orders of $10,974,000 in the quarter
○	Company signs definitive agreement to acquire Holzworth Instrumentation Inc.
○	2019 full year revenue guidance revised to $49-50 million, excluding acquisitions; remains committed to long term growth target of $100 million by 2023

November 14, 2019

Parsippany, New Jersey – Wireless Telecom Group, Inc. (NYSE American: WTT) (the “Company”) announced today results for the third quarter ended September 30, 2019.

Tim Whelan, CEO of Wireless Telecom Group, Inc., commented, “Our third quarter performance reflects challenges related to key customers currently experiencing project timing differences from those we anticipated for the second half of the year. Delays in orders for a few large Network Solutions projects, a delay in receipt of Test & Measurement purchase orders under existing government awards, and unexpected lower sales by Embedded Solutions to one of our largest customers combined to reduce top line revenues in the quarter as compared to the year ago period.”

Whelan continued, “We have been focused on strategic account expansion and development partnerships and made some very good progress with these initiatives during the quarter. We have qualified a number of new, large 5G opportunities in connection with our Release 15 compliant stack software for 5G solutions, which we announced to the market on October 31st. These large 5G opportunities include solutions that we expect will include higher margin software sales in our Embedded Solutions segment. We expect contract decisions on these opportunities in 2020. Though we have made meaningful progress qualifying strategic sales pursuits, the expected revenue ramp from new initiatives is not fast enough to offset the delays and pushes in other project timing this late in 2019.”

Signing of Definitive Agreement to acquire Holzworth Instrumentation Inc.

In a separate release this morning, the Company announced the execution of a Definitive Agreement to acquire Holzworth Instrumentation Inc., a Boulder, Colorado based provider of specialty phase noise analyzers and signal generators. Holzworth instruments are used by government labs, the semiconductor industry, and network equipment providers, among others, in research and automated test environments. The Company expects to close this acquisition in the months ahead.

Whelan commented “Acquisitions are an important part of our long-term growth strategy, and we see strong potential in the future pipeline. Holzworth is a perfect addition to our specialty noise generation and high-performance RF measurement solutions. The Holzworth acquisition is aligned with our focus on the growth of test and measurement solutions which will enable the future of wireless technology in radar, satellite communications and 5G.”

Financial Results

For the quarter ended September 30, 2019, the Company reported consolidated net revenues of $10,812,000, compared to $14,019,000 for the same period in 2018. Network Solutions revenue decreased 14.1% compared to the prior year on fewer large projects, Embedded Solutions revenue decreased 38.8% on lower software and service revenues and lower sales of digital signal processing hardware to one of our largest customers, and Test & Measurement revenue decreased 18.7% on lower government shipments compared to the same quarter last year.

Consolidated gross profit in the third quarter was $4,825,000, or 44.6% of revenue, compared to $6,464,000 or 46.1% of revenue, for the same period in 2018. The slight decrease was primarily due to a decrease in Network Solutions gross profit due to volumes and a competitive pricing environment, which was only partially offset by favorable product mix and cost reduction initiatives in Test & Measurement.

The Company also reported a slight reduction in consolidated operating expenses, decreasing from $5,545,000 in the third quarter of 2018 to $5,503,000 in the current period in 2019. The decrease was primarily related to lower general and administrative costs offset by higher expenses in research and development in the area of 5G roadmap development.

Net loss for the quarter ended September 30, 2019 was $461,000, compared to net income of $558,000 for the same period in 2018.

Non-GAAP Adjusted EBITDA for the quarter ended September 30, 2019 was $97,000, compared to $1,755,000 for the same period in 2018. The Company’s explanation of Adjusted EBITDA and the reconciliation of Adjusted EBITDA to net income (loss) are set out below in this press release.

New customer orders for the quarter were $10,974,000 compared to $11,274,000 in the same quarter last year. The Company’s consolidated backlog of firm orders to be shipped in the next twelve months was $7,596,000 at September 30, 2019, compared to the September 30, 2018 backlog of $6,122,000.

Outlook

The Company expects revenue of $49 to $50 million for the full year 2019, excluding the impact of acquisitions, and remains committed to executing against its organic and acquisition growth strategy to accomplish $100 million of revenue in 2023.

Conference Call

As previously announced, Wireless Telecom Group Inc. will host a conference call today at 8:30 a.m. EST in which management will discuss third quarter results and related matters. To participate in the conference call, dial 800-346-7359 or 973-528-0008. The conference identification number is 842269. The call will also be webcast over the internet at the following URL:

https://www.webcaster4.com/Webcast/Page/1690/32223

A replay will be made available on the Wireless Telecom website for a limited period of time following the conference call.

Contact: Mike Kandell

(973) 386-9696

Or

John Nesbett or Jen Belodeau

(203) 972 9200

Use of Non-GAAP Financial Measures

The Company reports its financial results in accordance with generally accepted accounting principles (“GAAP”). Management believes, however, that certain non-GAAP financial measures used in managing the Company’s business may provide users of this financial information with additional meaningful comparisons between current results and prior reported results. Certain of the information set forth herein and certain of the information presented by the Company from time to time may constitute non-GAAP financial measures within the meaning of Regulation G adopted by the Securities and Exchange Commission. We have presented herein a reconciliation of these measures to the most directly comparable GAAP financial measure. The non-GAAP measures presented herein may not be comparable to similarly titled measures presented by other companies. The foregoing measures do not serve as a substitute and should not be construed as a substitute for GAAP performance, but provide supplemental information concerning our performance that our investors and we find useful.

The Company defines EBITDA as its net earnings before interest, taxes, depreciation and amortization. “Adjusted EBITDA” is EBITDA excluding our stock compensation expense, restructuring charges, acquisition expenses, integration expenses, the one-time non-cash inventory impairment charges, unrealized and realized foreign exchange gains and losses, non-recurring legal fees associated with the Harris arbitration and other non-recurring costs and includes cash received in 2018 related to revenue that would have been recognized in 2018 but for the adoption of ASU Topic 606. A reconciliation of net income to non-GAAP Adjusted EBITDA is included as an attachment to this press release.

The Company views Adjusted EBITDA as an important indicator of performance, consistent with the manner in which management measures and forecasts the Company’s performance. We believe Adjusted EBITDA is an important performance metric because it facilitates the analysis of our results, exclusive of non-recurring and certain non-cash items, including items which do not directly correlate to our business operations.

The Company believes that the Adjusted EBITDA metric provides qualitative insight into our current performance and we use this measure to evaluate our results. Additionally, we use Adjusted EBITDA to measure the performance of our management team and management’s entitlement to incentive compensation. We believe that making this information available to investors enables them to view our performance the way that we view our performance and thereby gain a meaningful understanding of our core operating results, in general, and from period to period.

Forward-Looking Statements

This press release contains “forward-looking statements” within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. In some cases, such forward-looking statements may be identified by terms such as believe, expect, seek, may, will, intend, project, anticipate, plan, estimate, guidance or similar words. Forward-looking statements include, among others, statements regarding our expectation that the Holzworth acquisition will close in the months ahead, our expectations relating to certain 5G opportunities, our expectation for full year 2019 revenue of approximately $49-$50 million, and our goal of $100 million of revenues by 2023. Investors are cautioned that such forward-looking statements are not guarantees of future performance and involve a number of risks and uncertainties that could materially affect actual results, including, among others, the ability of the Company to obtain appropriate debt financing for the transaction on favorable terms or at all; management’s ability to integrate the Holzworth business successfully; the ability of management to successfully implement the Company’s business plan and strategy; the loss of any significant customers of the Company; the impact of competitive products and pricing; as well as other risks and uncertainties set forth in the Company’s Annual Report on Form 10-K for the year ended December 31, 2018. These forward-looking statements speak only as of the date of this release and the Company does not undertake any obligation to update or revise any forward-looking information to reflect changes in assumptions, the occurrence of unanticipated events, or otherwise, as except as required by law.

About Wireless Telecom Group, Inc.

Wireless Telecom Group, Inc., comprised of Boonton Electronics, CommAgility, Microlab and Noisecom, is a global designer and manufacturer of advanced radio frequency and microwave components, modules, systems and instruments. Serving the wireless, telecommunication, satellite, military, aerospace, semiconductor and medical industries, Wireless Telecom Group products enable innovation across a wide range of traditional and emerging wireless technologies. With a unique set of high-performance products including peak power meters, signal analyzers, signal processing modules, LTE PHY and stack software, power splitters and combiners, GPS repeaters, public safety monitors, noise sources, and programmable noise generators, Wireless Telecom Group supports the development, testing, and deployment of wireless technologies around the globe. Wireless Telecom Group is headquartered in Parsippany, New Jersey, in the New York City metropolitan area, and maintains a global network of Sales and Service offices for excellent product service and support. Wireless Telecom Group’s website address is http://www.wirelesstelecomgroup.com.

CONSOLIDATED STATEMENT OF OPERATIONS AND COMPREHENSIVE INCOME/(LOSS)

(In thousands, except per share amounts, Unaudited)

	For the Three Months Ended		For the Nine Months Ended
	September 30		September 30
	2019	2018	2019	2018
NET REVENUES	$10,812	$14,019	$37,353	$40,697

COST OF REVENUES	5,987	7,555	20,668	21,794

GROSS PROFIT	4,825	6,464	16,685	18,903

Operating Expenses
Research and Development	1,343	1,191	4,556	3,660
Sales and Marketing	1,753	1,795	5,718	5,639
General and Administrative	2,407	2,559	7,341	7,870
Loss on Change in Fair Value of Contingent Consideration	-	-	-	213
Total Operating Expenses	5,503	5,545	17,615	17,382

Operating Income/(Loss)	(678)	919	(930)	1,521

Other Income/(Expense)	108	(60)	273	(73)
Interest Expense	(60)	(115)	(248)	(349)

Income/(Loss) Before Taxes	(630)	744	(905)	1,099

Tax Provision/(Benefit)	(169)	186	(256)	347

Net Income/(Loss)	$(461)	$558	$(649)	$752

Other Comprehensive Income/(Loss):
Foreign Currency Translation Adjustments	(491)	(217)	(566)	(601)
Comprehensive Income/(Loss)	$(952)	$341	$(1,215)	$151

Earnings/(Loss) Per Share:
Basic	$(0.02)	$0.03	$(0.03)	$0.04
Diluted	$(0.02)	$0.03	$(0.03)	$0.03

Weighted Average Shares Outstanding:
Basic	20,866	20,972	20,854	20,820
Diluted	20,866	21,555	20,854	21,582

In periods with a net loss, the basic loss per share equals the diluted loss per share as all common stock equivalents are excluded from the per share calculation because they are anti-dilutive.

CONSOLIDATED BALANCE SHEETS

(In thousands, except number of shares and par value)

	September 30 2019	December 31 2018
	(Unaudited)
CURRENT ASSETS
Cash & Cash Equivalents	$2,735	$5,015
Accounts Receivable - net of reserves of $64 and $44, respectively	8,023	8,638
Inventories - net of reserves of $998 and $1,910, respectively	8,309	6,884
Prepaid Expenses and Other Current Assets	890	1,689
TOTAL CURRENT ASSETS	19,957	22,226

PROPERTY PLANT AND EQUIPMENT - NET	2,260	2,578

OTHER ASSETS
Goodwill	9,482	9,778
Acquired Intangible Assets, net	2,325	3,206
Deferred Income Taxes	5,901	5,592
Right Of Use Assets	1,548	-
Other	621	787
TOTAL OTHER ASSETS	19,877	19,363

TOTAL ASSETS	$42,094	$44,167

CURRENT LIABILITIES
Short Term Debt	$2,977	$2,016
Accounts Payable	2,634	3,252
Short Term Leases	441	-
Accrued Expenses and Other Current Liabilities	2,804	6,083
Deferred Revenue	110	103
TOTAL CURRENT LIABILITIES	8,966	11,454

LONG TERM LIABILITIES
Long Term Leases	1,124	-
Other Long Term Liabilities	83	115
Deferred Tax Liability	594	616
TOTAL LONG TERM LIABILITIES	1,801	731
COMMITMENTS AND CONTINGENCIES
SHAREHOLDERS’ EQUITY

Preferred Stock, $.01 par value, 2,000,000 shares authorized, none issued	-	-
Common Stock, $.01 par value, 75,000,000 shares authorized, 34,488,252 and 34,393,252 shares issued, 21,300,252 and 21,205,251 shares outstanding	345	344
Additional Paid in Capital	49,038	48,479
Retained Earnings	6,907	7,556
Treasury Stock at Cost, 13,188,000 shares	(24,509)	(24,509)
Accumulated Other Comprehensive Income/(Loss)	(454)	112
TOTAL SHAREHOLDERS’ EQUITY	31,327	31,982

TOTAL LIABILITIES AND SHAREHOLDERS’ EQUITY	$42,094	$44,167

CONSOLIDATED STATEMENT OF CASH FLOWS

(In thousands, unaudited)

	For the Nine Months
	Ended September 30
	2019	2018
CASH FLOWS PROVIDED/(USED) BY OPERATING ACTIVITIES
Net Income/(Loss)	$(649)	$752
Adjustments to reconcile net income/(loss) to net cash provided by/(used) by operating activities:
Depreciation and Amortization	1,671	1,773
Amortization of Debt Issuance Fees	47	59
Share-based Compensation Expense	560	505
Deferred Rent	(18)	9
Deferred Income Taxes	(309)	34
Provision for Doubtful Accounts	20	23
Inventory Reserves	139	204
Changes in Assets and Liabilities:
Accounts Receivable	520	(2,552)
Inventories	(1,627)	(1,154)
Prepaid Expenses and Other Assets	993	(99)
Accounts Payable	(567)	(487)
Payment of Contingent Consideration	(772)	-
Accrued Expenses and Other Current Liabilities	(1,635)	2,284
Net Cash Provided/(Used) by Operating Activities	(1,627)	1,351

CASH FLOWS USED BY INVESTING ACTIVITIES
Capital Expenditures	(339)	(633)
Acquisition of Business	(426)	(805)
Net Cash Used by Investing Activities	(765)	(1,438)

CASH FLOWS PROVIDED BY FINANCING ACTIVITIES
Revolver Borrowings	27,408	29,046
Revolver Repayments	(26,333)	(27,681)
Term Loan Repayments	(114)	(114)
Payment of Contingent Consideration	(782)	-
Proceeds from Exercise of Stock Options	-	288
Net Cash Provided by Financing Activities	179	1,539

Effect of Exchange Rate Changes on Cash and Cash Equivalents	(67)	(136)
NET INCREASE/(DECREASE) IN CASH AND CASH EQUIVALENTS	(2,280)	1,316

Cash and Cash Equivalents, at Beginning of Period	5,015	2,458

CASH AND CASH EQUIVALENTS, AT END OF PERIOD	$2,735	$3,774

SUPPLEMENTAL INFORMATION:
Cash Paid During the Period for Interest	$143	$128
Cash Paid During the Period for Income Taxes	$69	$33

NET REVENUE AND GROSS PROFIT BY SEGMENT

(In thousands, Unaudited)

	Three months ended September 30
	Revenue		% of Revenue		Change
	2019	2018	2019	2018	Amount	Pct.
Network Solutions	$5,185	$6,034	48.0%	43.0%	$(849)	-14.1%
Test and Measurement	2,996	3,683	27.7%	26.3%	(687)	-18.7%
Embedded Solutions	2,631	4,302	24.3%	30.7%	(1,671)	-38.8%
Total Net Revenues	$10,812	$14,019	100.0%	100.0%	$(3,207)	-22.9%

	Three months ended September 30
	Gross Profit		Gross Profit %		Change
	2019	2018	2019	2018	Amount	Pct.
Network Solutions	$2,104	$2,640	40.6%	43.8%	$(536)	-20.3%
Test and Measurement	1,497	1,850	50.0%	50.2%	(353)	-19.1%
Embedded Solutions	1,224	1,974	46.5%	45.9%	(750)	-38.0%
Total Gross Profit	$4,825	$6,464	44.6%	46.1%	$(1,639)	-25.4%

	Nine months ended September 30
	Revenue		% of Revenue		Change
	2019	2018	2019	2018	Amount	Pct.
Network Solutions	$16,518	$17,181	44.2%	42.2%	$(663)	-3.9%
Test and Measurement	9,219	10,980	24.7%	27.0%	(1,761)	-16.0%
Embedded Solutions	11,616	12,536	31.1%	30.8%	(920)	-7.3%
Total Net Revenues	$37,353	$40,697	100.0%	100.0%	$(3,344)	-8.2%

	Nine months ended September 30
	Gross Profit		Gross Profit %		Change
	2019	2018	2019	2018	Amount	Pct.
Network Solutions	$6,893	$7,552	41.7%	44.0%	$(659)	-8.7%
Test and Measurement	4,843	5,509	52.5%	50.2%	(666)	-12.1%
Embedded Solutions	4,949	5,842	42.6%	46.6%	(893)	-15.3%
Total Gross Profit	$16,685	$18,903	44.7%	46.4%	$(2,218)	-11.7%

RECONCILIATION OF NET INCOME TO NON-GAAP EBITDA AND NON-GAAP ADJUSTED EBITDA

(In thousands, Unaudited)

	Three Months Ended		Nine Months Ended
	September 30		September 30
	2019	2018	2019	2018

GAAP Net Income/(Loss), as reported	$(461)	$558	$(649)	$752
Tax Provision/(Benefit)	(169)	186	(256)	347
Depreciation and Amortization Expense	474	537	1,671	1,773
Interest Expense	60	115	248	349
Non-GAAP EBITDA	(96)	1,396	1,014	3,221
Stock Compensation Expense	160	157	560	505
ASC 606 Adjustment	-	158	-	345
Integration Expenses	-	-	-	60
Restructuring Costs	123	-	123	-
Inventory Recovery	(13)	(9)	(18)	(23)
FX (Gain)/Loss	(108)	53	(257)	57
US GAAP Purchase Accounting	-	-	-	64
Change in Fair Value of Contingent Consideration	-	-	-	213
Non Recurring Arbitration Legal Costs	31	-	156	-
Non-GAAP Adjusted EBITDA	$97	$1,755	$1,578	$4,442